Exhibit 10.1
INVESTOR RELATIONS CONSULTING AGREEMENT
This Investor Relations Consulting Agreement (the “Agreement”), effective as of July 5, 2011 is entered into by and between Prospect Global Resources, Inc. (the “Company”), located at 600 17th Street, Suite 2800-South, Denver, CO 80202 and COR Advisors (the “IR Consultant”) located at 233 Wilshire Blvd., Suite 830, Santa Monica, CA 90401.
RECITALS:
A.	WHEREAS, the Company seeks to engage the services of IR Consultant to assist the Company in its efforts to gain greater recognition and awareness among investors in the public capital markets;

B.
WHEREAS, the Company desires to engage the services of IR Consultant to represent the Company in investor communications and public relations with existing shareholders, brokers, dealers and other investment professionals and to consult with management concerning such Company activities; and,

C.	WHEREAS, IR Consultant has completed a preliminary review and evaluation of the Company, and IR Consultant wishes to provide the services sought by the Company, as described above.
NOW, THEREFORE, in consideration of the mutual promises and representations contained herein, the parties hereby agree as follows:
1. Commencement and Term of Consulting Services.
The Company hereby agrees to retain IR Consultant to act in a consulting capacity to the Company, and IR Consultant hereby agrees to provide certain consulting services to the Company as described in Section 2 of this Agreement for a period of Twelve (12) months from the date at which a copy of this Agreement is executed by both parties (the “Term”).
2. Duties of IR Consultant.
IR Consultant agrees that it shall provide the following specified consulting services on a best efforts basis:
a)	Present the company to IR Consultant’s network of brokers, analyst and institutions.

b)	Assist the Company in further evaluating and assessing the challenges facing the Company in communicating with the investor marketplace.

c)
Consult and assist the Company, as appropriate, in: (1) developing and implementing plans and means for presenting the Company and its business plans, strategy and personnel to the financial community (using IR Consultant’s network of licensed brokers, analyst, institutions and fund managers); and (2) establishing an image for the Company in the financial community.

d)
Maintain investor awareness of the Company’s plans, strategy and personnel, as they may evolve during the Term, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to IR Consultant’s designated subscribers.

e)	Provide assistance to the Company with respect to its shareholder relations.

f)	Review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof.
3. Allocation of Time and Energy.
IR Consultant hereby agrees to use its best efforts to perform faithfully the responsibilities the services described in Section 2 above. However, IR Consultant shall not be required to dedicate its full time and effort to the performance of said services.
3.01 Fees Not Tied to Stock Performance.
It is expressly understood that IR Consultant’s performance of its duties hereunder will in no way be measured by the price of the Company’s common stock, nor the trading volume of the Company’s common stock.
3.02 Fees Not Tied to Specific Employee Participation.
The parties acknowledge and agree that the services to be performed under this Agreement are to be performed by IR Consultant and not by any individual staff member of IR Consultant. At all times hereunder, the death, disability, or incapacity of any member of IR Consultant’s staff shall not be deemed a breach of this Agreement.
3.03 Fees Not For Brokerage or Investment Advisory Services.
The parties acknowledge that the Company is engaging IR Consultant purely as an Investor Relations Consultant and not as a securities broker or investment advisor. IR Consultant’s fees shall not be tied to the amount of capital raised as a result of IR Consultant’s services.
4. Compensation to IR Consultant for Consulting Services.
In consideration for the consulting services described in Section 2.00, the Company shall issue Three Hundred Thousand (300,000) shares of common stock in the Company to IR Consultant upon the execution of this agreement (the “Fees”). One Hundred Thousand (100,000) shares shall be fully vested immediately. One Hundred Thousand (100,000) shares shall be fully vested six (6) months after the execution of this Agreement. One Hundred Thousand (100,000) shares shall be fully vested on the one (1) year anniversary of the execution of this Agreement.
Collectively all of the Company share certificates issued to IR Consultant shall be referred to hereafter as the “Certificates.” Each Certificate shall bear a legend in accordance with the Securities Act of 1933, designating all relevant securities restrictions on transfer or sale. Fees paid with Certificates shall be non-refundable in every respect. In the event that the Company later elects to terminate this Agreement at any time following the commencement of the Term, all Fees defined in this Section 4 shall remain due and payable to IR Consultant. Fees paid with Certificates shall not be construed as a prepayment for future services.

4.01 Documentation Required by Company at Time of Payment.
The Company agrees to provide the following documentation to IR Consultant as evidence of Fees paid with Certificates:
a)	Tangible copies of the Certificates due to IR Consultant.

b)	A copy of each Board of Directors’ Resolution duly adopted by the Company’s Board of Directors authorizing the issuance of the Certificates in accordance with this Agreement.

c)	A copy of the Board of Directors’ Resolution duly adopted by the Company’s Board of Directors authorizing and approving this Agreement.
4.02 Documentation Required by IR Consultant at Time of Payment.
If requested by the Company’s legal counsel at the time that IR Consultant’s Fees are paid, IR Consultant agrees to execute an investor questionnaire and any other related documents that are customary for the issuance of Certificates for services.
5. IR Consultant’s Right to Registered Shares
In the event that the Company elects to file a Registration Statement, as defined under the Securities Act of 1933, for the resale of any existing shares, IR Consultant’s unregistered shares (vested and unvested) received for services rendered under the terms of this Agreement shall be included in such Registration Statement so long as such inclusion is not contractually prohibited . If the Company elects to register shares outside of the United States, IR Consultant shall be offered the opportunity to have its shares registered alongside such foreign registration.
6. Representations of Each of the Parties.
6.01 Representations of IR Consultant.
IR Consultant represents and warrants to the Company as follows: (1) IR Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Company’s common stock; (2) IR Consultant has had experience in investments in restricted and publicly traded securities; and (3) IR Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. IR Consultant acknowledges that an investment in the Company’s common stock is speculative and involves the risk of loss. IR Consultant has the requisite knowledge to assess the relative merits and risks of the investment without the necessity of relying upon other advisors, and IR Consultant can afford the risk of loss of its entire investment. COR ADVISORS LLC is an investment relations and consulting firm, registered as a limited liability company in Delaware. IR Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in Section 25102 (f) (2) of the California Corporate Securities Law of 1968, as amended. IR Consultant is acquiring shares in the Company’s common stock for the IR Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

6.02 Representations of the Company.
The Company represents that: (1) it has the requisite authority and power to enter into this Agreement; (2) this Agreement and the obligations recited hereunder have been approved by the Company’s Board of Directors; and (3) the shares of the Company’s common stock issued to IR Consultant are free from the claims and interests of any third party.
The Company further represents that the value accorded the shares issued to IR Consultant in payment of Fees is not inconsistent with any values accorded shares of the Company’s common stock issued in similar amounts within a reasonable time period prior to or contemporaneous with the payment of Fees to IR Consultant, and the value accorded the Fees takes into account the current lack of liquidity of the block of stock represented by the Fees.
7. Responsibility for Investor Qualification.
The Company, and not IR Consultant, shall be responsible to perform any and all due diligence on any lender, equity purchaser or acquisition candidate introduced to it by IR Consultant under this Agreement, prior to the Company receiving funds or closing on any acquisition. However, IR Consultant shall undertake its best efforts to avoid the introduction of any third party which is known to IR Consultant to be a legally unqualified investor.
8. Assignment of Agreement & Assignment of Rights and Obligations.
IR Consultant’s services under this contract are offered to Company only and may not be assigned by the Company to any other person or entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of said merger or acquisition, all compensation to IR Consultant herein shall remain due and payable, and any compensation received by IR Consultant may be retained in the entirety by IR Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. The Company shall assure that in the event of any merger, acquisition, or similar change of form of entity that its successor entity shall agree to complete all obligations to IR Consultant.
9. Obligation for Expenses.
IR Consultant agrees to pay for all of its ordinary business expenses. With respect to extraordinary business expenses, such as travel incurred for the benefit of the Company or other costs incurred for the benefit of the Company, the Company agrees to reimburse IR Consultant monthly in cash.
IR Consultant shall be required to obtain written authorization from the Company prior to incurring extraordinary expenses for amounts over $5,000, should IR Consultant wish to be reimbursed for such expenses.

10. Independent Contractor.
This Agreement shall not render IR Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. IR Consultant is and will remain an independent contractor in its relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the IR Consultant’s compensation herein. However, upon the request of the IR Consultant, the IR Consultant shall be provided with an email address and/or business cards by the Company.
11. Indemnification of IR Consultant and IR Consultant’s Employees and Agents by the Company.
The Company hereby agrees to indemnify and hold IR Consultant and IR Consultant’s employees and agents (the “Indemnified Parties”) harmless against (i) any and all liabilities, obligations, losses, damages, claims, and actions asserted against the Company, the Company’s officers, directors or affiliates; (ii) any claims made against IR Consultant except upon a finding of willful conduct that is a violation of the law or gross negligence; (iii) any claim resulting from or arising out of any misstatement or omission of material fact contained in one or more of the statements, representations, press releases, announcements, reports, or filings made or prepared by the Company or its agents and (iv) any cost or expense (including reasonable attorneys’ fees and court costs) incurred by the Indemnified Parties in connection with the foregoing (including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights pursuant to this section). IR Consultant shall be entitled to reasonable advancement of compensation should an indemnifiable claim be made. Specifically, the Company shall advance all reasonable expenses incurred by the IR Consultant in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding, including but not limited to attorneys’ fees, costs of bonds and other costs of proceedings or appeals. IR Consultant hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction that IR Consultant is not entitled to be indemnified by the Company. The advances to be made hereunder shall be paid by the Company to IR Consultant within fifteen (15) days following delivery of a written request therefor.
11.01 Obligation for Compliance with Securities Laws.

The parties agree that the Company shall assume and remain at all times responsible for all information, statements, and documents released or provided to IR Consultant and for compliance with the Securities Exchange Act of 1934 (the “1934 Act Obligations”).

12. Further Assurance.
Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

13. Successors.
The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the parties to this Agreement.
14. Independent Counsel.
Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.
15. Integration.
This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.
16. Attorneys Fees.
In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys’ fees and other costs and expenses by the other parties to the dispute.
17. Right to Specific Performance.
In the event that either party to this Agreement commits a breach of its obligations under this Agreement, the other party shall be entitled to specific performance in addition to any other remedies to which they may be entitled.
18. Captions.
The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

19. Severance.
If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.
20. Counterparts.
This Agreement may be executed in any number of counterparts.
21. Expenses Associated With This Agreement.
Each of the parties hereto agrees to bear its own costs, attorneys’ fees and related expenses associated with the preparation and execution of this Agreement.
22. Arbitration.
Any dispute or claim related to this Agreement shall be settled by binding arbitration in Los Angeles County, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.
23. Power to Bind.
A responsible officer of the Company has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company to execute it.
24. Confidentiality.
The parties agree that the terms of this Agreement shall be kept strictly confidential except to the extent necessary to satisfy the Company’s obligations under the Securities Exchange Act of 1934 and the rules adopted by the Securities and Exchange Commission.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: Prospect Global Resources, Inc.
By:
Print Name:	Patrick Avery
Title: Chief Executive Officer

IR CONSULTANT: COR Advisors LLC
By:
Steven Sugarman, Manager